                            ARTICLES OF INCORPORATION
                                       OF
                            MERRILL/NEW YORK COMPANY
                     ---------------------------------------


The undersigned incorporator, being a natural person, eighteen years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I.

The name of this Corporation is MERRILL/NEW YORK COMPANY.

                                  ARTICLE II.

The registered office of the Corporation in Minnesota is 1731 University Avenue, St. Paul, Minnesota 55104.

                                  ARTICLE III.

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twenty Thousand (20,000) shares of common stock, par value $.01 per share.

The shareholders of the corporation shall not have any preemptive rights in any future issuance of stock by the Corporation.

At each election for Directors, every holder of common stock shall have the right to vote in person or by proxy, the number of shares registered in his name for as many persons as there are Directors to be elected and for whose election he has the right to vote, or to cumulate his votes by casting for one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes represented by his shares, or by distributing all of his votes on the same principle among any number of such candidates.

                                  ARTICLE IV.

The affirmative vote of the holders of two-thirds (2/3) in number of the issued and outstanding shares of common stock shall be necessary to amend these Articles of Incorporation.

                                   ARTICLE V.

The name and mailing address of the incorporator and first director of this Corporation is as follows:

                  NAME                            ADDRESS
                  ----                            -------
                  Douglas L. Hemer                1700 First Bank Building
                                                  St. Paul, Minnesota  55101

                                  ARTICLE VI.

The names and mailing addresses of the first directors of this Corporation are as follows:

                  NAME                            ADDRESS
                  ----                            -------
                  John Castro                     1731 University Avenue
                                                  St. Paul, Minnesota  55104

                  Robert F. Nienhouse             1731 University Avenue
                                                  St. Paul, Minnesota  55104

                  Richard Atterbury               1731 University Avenue
                                                  St. Paul, Minnesota  55104

                                  ARTICLE VII.

The purposes of the Corporation are general business purposes.

                                  ARTICLE VIII.

The Corporation shall have perpetual duration.

                                   ARTICLE IX.

The Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including, but not limited to, all those powers expressly conferred upon business corporations by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended, together with those powers implied therefrom.

                                   ARTICLE X.

The affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting is required for an action of the shareholders, except that no merger, consolidation, dissolution or sale, lease or exchange of all or substantially all of the Corporation's property and assets shall be made unless authorized by the affirmative vote of two-thirds (2/3) of the holders of the issued and outstanding shares of stock.

                                  ARTICLE XI.

Shares of the Corporation acquired by the Corporation shall become authorized but unissued shares and may be reissued as provided in these Articles.

                                  ARTICLE XII.

(A) The Board of Directors may from time to time, by vote of a majority of its members present at a duly held meeting, adopt, amend or repeal all or any of the Bylaws of the corporation as permitted by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended, subject to the power of the shareholders to adopt, amend or repeal such Bylaws, except that any amendment to the number of directors providing for less than five (5) directors may be made only with the affirmative vote of the holders of two-thirds (2/3) in number of the issued and outstanding shares of stock.

(B) The Board of Directors is authorized to accept and reject subscriptions for and to dispose of shares of authorized stock of the Corporation, including the granting of stock options, warrants and other rights to purchase stock, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

(C) The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

(D) The Board of Directors is authorized to adopt, by an affirmative vote of a majority of its members present at a duly held meeting, a resolution or resolutions providing for the establishment of a class or series of authorized stock of the corporation or bonds, debentures, certificates of indebtedness or other securities, setting forth the designation of and number of shares constituting the class or series and fixing the relative rights and preferences of the class or series.

                                 ARTICLE XIII.

Any action required or permitted to be taken at a meeting of the Board may be taken by written consent signed by all the directors; provided that, if the action is one which does not require shareholder approval, such action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                  ARTICLE XIV.

Each director, officer, employee or agent, past and present, of the corporation, and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another Corporation or an employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

IN WITNESS WHEREOF, The above-named incorporator has executed these Articles of Incorporation this 30th day of December, 1983.

                                                   INCORPORATOR:

                                                   /s/ Douglas L. Hemer
                                                   -----------------------------
                                                   Douglas L. Hemer

STATE OF MINNESOTA       )
                         )  ss.
COUNTY OF RAMSEY         )



The foregoing instrument was acknowledged before me this 30th of December, 1983, by Douglas L. Hemer.

                                                     /s/ Norma L. Prokosch
                                                     ---------------------------
                                                     Notary Public

                              AMENDMENT OF ARTICLES

                                       OF

                            MERRILL/NEW YORK COMPANY
                            ------------------------

CORPORATE NAME:                                         Merrill/New York Company
DATE OF ADOPTION OF AMENDMENTS:                         March 16, 1984
AMENDMENTS APPROVED BY CORPORATE:                       Shareholders


Pursuant to the provisions of Minnesota Statutes, Sections 302A.l33 and 302A.l35, the following amendments of Articles of Incorporation were adopted:

1.       Articles IV, X and XII(A) are amended to read as follows:

                                   ARTICLE IV.

         The affirmative vote of the holders of ninety percent (90%) of the issued and outstanding shares of common stock shall be necessary to amend these Articles of Incorporation.

                                   ARTICLE X.

         The affirmative vote of the holders of ninety percent (90%) of the shares represented and voting at a duly held meeting is required for an action of the shareholders.

                                  ARTICLE XII.

         (A) The Board of Directors may from time to time, by vote of a majority of its members present at a duly held meeting, adopt, amend or repeal all or any of the Bylaws of the corporation as permitted by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended, subject to the power of the shareholders to adopt, amend or repeal such Bylaws, except that any amendment to the number of directors providing for more than seven (7) directors may be made only with the affirmative vote of the holders of ninety percent (90%) of the issued and outstanding shares of stock.

2.       The following is added to Article IX:

         The Corporation shall lack the power to enter into any contract or agreement which is inconsistent with or in contravention of Section 5.1 of a certain Shareholder Participation Agreement dated as of March 16, 1984, by and among K. F. Merrill Company, Latham Process Corp., Virgil
         L. Jackson and the Corporation as the same may from time to time be amended hereafter.



                                                 Signed:  /s/ Richard G. Lareau
                                                          ----------------------
                                                          Richard G. Lareau

                                                 Position:
                                                          ----------------------
                                                          Secretary


STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF HENNEPIN       )

The foregoing instrument was acknowledged before me on this 12th day of April, 1984.


                                                          /s/ Mary H. Waryan
                                                          ----------------------
                                                          Notary Public

                               State of Minnesota
                               Secretary of State

                              Articles of Amendment


Corporate Name:   Merrill/New York Company

Date of Adoption of Amendment:      August 17, 1987

Effective Date, if any, of Amendment:

Amendment Approved by:     Shareholders


Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of articles regulating the above corporation were adopted:

                                   ARTICLE XV

         No director of the Corporation, including, a person deemed to be a director under applicable law, shall be personally liable to the Corporation or its share-holders for monetary damages for breach of fiduciary duty by such director as a director, except to the extent provided by applicable law for: (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper acquisition of the Corporation's shares under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or on violations of state securities laws under Section 80A.23 of the Minnesota Statutes;
         (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date that this Article XV becomes effective. If Chapter 302A of the Minnesota Business Corporation Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by any such amendment. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at or prior to the time of such repeal or modification.

I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the Corporation.


                                                 /s/ John B. McCain
                                                 ------------------------------
                                                 John B. McCain
                                                 Secretary


STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF RAMSEY         )

The foregoing instrument was acknowledged before me on this 1st day of June, 1988.


                                                 /s/ Steven J. Machov
                                                 ------------------------------
                                                 Steven J. Machov
                                                 Notary Public

         OFFICE OF THE SECRETARY OF STATE
         MODIFICATION OF STATUTORY REQUIREMENTS
            OR AMENDMENTS OF ARTICLES OF INCORPORATION

         - READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

CORPORATE NAME
                           MERRILL/NEW YORK COMPANY
DATE OF ADOPTION OF AMENDMENTS MODIFICATION EFFECTIVE DATES, IF ANY, OF AMENDMENTS MODIFICATIONS*


Amendments/Modifications were approved by the: ____ Shareholders ____ Directors
___ Incorporators

(Note: See Minnesota Statutes section 302A.131 for the procedure to be used in approving amendments.)



The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s) indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE I         "The following change was adopted pursuant to Minnesota
                  Statute 302A."

            Merrill/New York Company
            One Merrill Circle, Energy Park
            St. Paul, MN  55108

* Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the date filed.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

STATE OF MINNESOTA       )                  Signed:  /s/
                                                   ------------------------
                         )
COUNTY OF RAMSEY         ) ss.              Position:   Secretary
                                                     ----------------------

The foregoing instrument was acknowledged before me this 18th day of November, 1988.
     Notarial
       Seal                                 /s/ Linnea J. Nash
                                            ------------------------------------
                                                       (Notary Public)


-   INSTRUCTIONS                            FOR USE BY SECRETARY OF STATE D.A.R.
1.  TYPE OR PRINT USING DARK INK.
2.  INCLUDE FILING FEE.
3.  MAKE FILING FEE PAYABLE TO THE
     SECRETARY OF STATE.
4.  MAIL OR BRING COMPLETE FORM TO:
     SECRETARY OF STATE
     CORPORATION DIVISION
     180 STATE OFFICE BUILDING
     ST. PAUL, MN 55101
     (612) 296-2803

                               State of Minnesota
                               Secretary of State

                              Articles of Amendment


Corporate Name:   Merrill/New York Company

Date of Adoption of Amendment:      August 17, 1987

Effective Date, if any, of Amendment:

Amendment Approved by:     Shareholders


Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of articles regulating the above corporation were adopted:

                                   ARTICLE XV

         No director of the Corporation, including a person deemed to be a director under applicable law, shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director, except to the extent provided by applicable law for: (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper acquisition of the Corporation's shares under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap.302A) or on violations of state securities laws under Section 80A.23 of the Minnesota Statutes;
         (v) liability for any act or omission occurring prior to the date that this Article XV becomes effective. If Chapter 302A of the Minnesota Business Corporation Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by any such amendment. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at or prior to the time of such repeal or modification.

I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the Corporation


                                                             /s/ John Castro
                                                             -------------------

STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF RAMSEY         )

The foregoing instrument was acknowledged before me on this 29th day of March, 1991.


                                                  /s/ Steven J. Machov
                                                  ------------------------------
                                                  Steven J. Machov
                                                  Notary Public